Exhibit 31.1

Certification of Principal Executive Officer

Pursuant to Section 302 of the

Sarbanes-Oxley Act of 2002

I, Edward J. Quilty, certify that:

1. I have reviewed this amendment no. 1 to the annual report on Form 10-K of Derma Sciences, Inc. (the “Registrant”);

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

Dated: April 2, 2012	/s/ Edward J. Quilty
Edward J. Quilty
Chairman, President and Chief Executive Officer
(Principal Executive Officer)